EXHIBIT 15.1

Letter Re: Unaudited Interim Financial Information

August 4, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Registration Statements on Form S-3 (No. 333-64886) and on Form S-8 (No. 333-47192)
Commissioners:

We are aware that our report dated August 4, 2006 on our review of interim financial information of AllianceBernstein L.P. (the “Company”) for the three and six month periods ended June 30, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statements referred to above.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
New York, New York